Exhibit 99.1

NEWS RELEASE

PAR PACIFIC ANNOUNCES PROPOSED $550 MILLION SENIOR

SECURED TERM LOAN B DUE 2030 AND FOURTH QUARTER 2022

OPERATING UPDATE

HOUSTON, February 3, 2023 – Par Pacific Holdings, Inc. (NYSE: PARR) (“Par Pacific” or the “Company”) today announced a proposed private $550 million aggregate principal amount senior secured term loan B due 2030 (the “Facility”). Par Pacific plans to use the Facility to refinance its existing Term Loan B due 2026, its 7.750% Senior Secured Notes due 2025 (the “2025 notes”), and its 12.875% Senior Secured Notes due 2026 (together with the 2025 notes, the “notes”) to extend its maturity profile and simplify its capital structure. The Company also plans to refinance its existing ABL credit facility due 2025 with a new $150 million ABL credit facility due 2028, which it expects to upsize to approximately $550 million upon the closing of its previously announced Billings acquisition.

Although our financial closing process and our financial statements as of and for the three months ended December 31, 2022 are not yet complete, certain preliminary estimated financial and operational information is available. Based on such preliminary unaudited information, we estimate the following financial and operational results:

	Three Months Ended
	December 31, 2022
Preliminary financial results (1)	Estimated Range
(in thousands of dollars, unaudited)	Low	High
Net income (loss)	$60,000	$90,000
Inventory valuation adjustment	10,000	3,250
RINs mark-to-market adjustments	23,000	22,500
Unrealized loss (gain) on derivatives	20,000	19,250
Acquisition and integration costs	4,000	3,500

Adjusted Net Income (Loss)	$117,000	$138,500
Depreciation and amortization	25,500	25,000
Interest expense and financing costs, net	17,000	16,750
Income tax expense (benefit)	500	(250)

Adjusted EBITDA	$160,000	$180,000

(1)	Please see “Use of Non-GAAP Information” below.

Balance sheet data	As of
(in thousands of dollars, unaudited)	December 31, 2022
Cash and cash equivalents	$491,000
Total liquidity	581,000
Principal amount of debt	515,000
Net debt	25,000

Feedstocks throughput	Three Months Ended
(in thousands of barrels per day)	December 31, 2022
Hawaii Refinery	81
Washington Refinery	40
Wyoming Refinery	16

This news release does not constitute a notice of redemption under the provisions of the indentures governing the notes, nor does it constitute an offer to sell, or a solicitation of an offer to buy, any security, or repay any loans. No offer, solicitation or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Par Pacific

Par Pacific Holdings, Inc. (NYSE: PARR), headquartered in Houston, Texas, owns and operates market-leading energy, infrastructure, and retail businesses. Par Pacific’s strategy is to acquire and develop businesses in logistically complex, niche markets. Par Pacific owns and operates one of the largest energy networks in Hawaii with 94,000 bpd of operating refining capacity, a logistics system supplying the major islands of the state and 90 retail locations. In the Pacific Northwest and the Rockies, Par Pacific owns and operates 61,000 bpd of combined refining capacity, related multimodal logistics systems, and 31 retail locations. Par Pacific also owns 46% of Laramie Energy, LLC, a natural gas production company with operations and assets concentrated in Western Colorado. More information is available at www.parpacific.com.

Forward-Looking Statements

This news release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include, without limitation, statements about Par Pacific’s financing plans. There can be no assurances that Par Pacific will be successful in its marketing efforts or that it will be able to enter into the Facility or the new ABL. Closing of the Facility and the new ABL is subject to market conditions as well as the negotiation and execution of definitive documents and the satisfaction of customary closing conditions. Additionally, forward-looking statements are subject to certain risks, trends, and uncertainties, such as the completion of our financial closing procedures and the finalization of our audited financial statements for the three months and year ended December 31, 2022. We cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. We do not intend to update or revise any forward-looking statements made herein or any other forward-looking statements as a result of new information, future events or otherwise. We further expressly disclaim any written or oral statements made by a third party regarding the subject matter of this news release.

Note About Preliminary Results

The financial and operational information presented in this news release is preliminary and may change. Our financial closing procedures with respect to the estimated financial and operational information provided in this news release are not yet complete. As a result, our final results may vary materially from the preliminary results included in this news release. We undertake no obligation to update or supplement the information provided in this news release until we release our financial statements for the three months and year ended December 31, 2022. The preliminary financial information included in the news release reflects our current estimates based on information available as of the date of this new release and has been prepared by our management. Our independent registered public accounting firm has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial and operational information included in this news release. Accordingly, our independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto. This preliminary financial and operational information should not be viewed as a substitute for full financial statements prepared in accordance with GAAP and is not necessarily indicative of the results to be achieved for any future periods. This preliminary financial and operational information could be impacted by the effects of our financial closing procedures, final adjustments, and other developments, including the ongoing audit of our financial statements.

Use of Non-GAAP Information

Management uses certain financial measures to evaluate our operating performance that are considered non-GAAP financial measures. These measures should not be considered in isolation or as substitutes or alternatives to their most directly comparable GAAP financial measures or any other measure of financial performance or liquidity presented in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures used by other companies since each company may define these terms differently. We believe Adjusted Net Income (Loss) and Adjusted EBITDA (as defined below) are useful supplemental financial measures that allow investors to assess the financial performance of our assets without regard to financing methods, capital structure, or historical cost basis, the ability of our assets to generate cash to pay interest on our indebtedness, and our operating performance and return on invested capital as compared to other companies without regard to financing methods and capital structure.

Adjusted Net Income (Loss) is defined as Net income (loss) excluding:

•

inventory valuation adjustment (which adjusts for timing differences to reflect the economics of our inventory financing agreements, including lower of cost or net realizable value adjustments, the impact of the embedded derivative repurchase or terminal obligations, contango (gains) and backwardation losses associated with our Washington inventory and intermediation obligation, and purchase price allocation adjustments);

•	the LIFO layer liquidation impacts associated with our Washington inventory;

•

RINs mark-to-market adjustments (which represents the income statement effect of reflecting our RINs liability on a net basis; this adjustment also includes the mark-to-market losses (gains) associated with our net RINs liability);

•	unrealized (gain) loss on derivatives;

•	acquisition and integration costs;

•	debt extinguishment and commitment costs;

•	increase in (release of) tax valuation allowance and other deferred tax items;

•	changes in the value of contingent consideration and common stock warrants;

•	severance costs;

•	(gain) loss on sale of assets;

•	impairment expense;

•	impairment expense associated with our investment in Laramie Energy and our share of Laramie Energy’s asset impairment losses in excess of our basis difference; and

•	Par’s share of Laramie Energy’s unrealized loss (gain) on derivatives.

Adjusted EBITDA is defined as Adjusted Net Income (Loss) excluding:

•	D&A;

•	interest expense and financing costs;

•

equity losses (earnings) from Laramie Energy excluding Par’s share of unrealized loss (gain) on derivatives, impairment of Par’s investment, and our share of Laramie Energy’s asset impairment losses in excess of our basis difference; and

•	income tax expense (benefit).

For more information contact:

Ashimi Patel

Director, Investor Relations

(832) 916-3355

apatel@parpacific.com